                               NOBLE AFFILIATES
                           THRIFT RESTORATION PLAN


      THIS PLAN, made and executed at Ardmore, Oklahoma, by NOBLE AFFILIATES, INC., a Delaware corporation, is being established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Noble Affiliates, Inc. and its participating affiliates.

                                  ARTICLE I.

                                 DEFINITIONS

      Section 1.1 DEFINITIONS. Unless the context clearly indicates otherwise, when used in this Plan:

           (a) "Account" means a Participant's Deferral Account or Matching Account, as the context requires.

           (b) "Affiliated Company" means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) or of an affiliated service group (within the meaning of
      Section 414(m) of the Internal Revenue Code) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of Section 414(c) of the Internal Revenue Code).

           (c)   "Committee" means the committee designated pursuant to Plan
      Section 2.1 to administer this Plan.

           (d)   "Company" means Noble Affiliates, Inc.

           (e) "Deferral Account" means the account established and maintained on the books of an Employer pursuant to Plan Section 3.2 to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Plan Section 3.2(a).

           (f) "Election Period" means the period prior to the beginning of a Plan Year (or, with respect to the Plan's first Plan Year, the period prior to June 1, 1994) which is specified by the Committee for the making of deferral elections for such year pursuant to Plan Section 3.1.

           (g) "Eligible Employee" means the President of the Company and any other employee of an Employer (i) who has satisfied the service requirement necessary to be eligible to make contributions to the Thrift Plan, (ii) whose annual base salary is at least $85,000, and (iii) who has been designated by the President as an Eligible Employee for the purposes of this Plan.

          (h) "Employer" includes the Company and any other incorporated or unincorporated trade or business which may adopt both the Thrift Plan and this Plan.

          (i) "Matching Account" means the account established and maintained on the books of an Employer pursuant to Plan Section 3.2 to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Plan Section 3.2(b).

          (j) "Participant" means an Eligible Employee or former Eligible Employee for whom an Account is being maintained under this Plan.

          (k) "Plan" means this Noble Affiliates Thrift Restoration Plan as in effect from time to time.

          (l) "Plan Year" means the twelve-month period commencing January 1 and ending the following December 31.

          (m) "Thrift Plan" means the Noble Affiliates Thrift and Profit Sharing Plan as in effect from time to time.

                                  ARTICLE II.

                             PLAN ADMINISTRATION

      Section 2.1 COMMITTEE. This Plan shall be administered by the Committee appointed to administer the Thrift Plan on behalf of the Employers. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation, authority to determine eligibility for benefits under the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination or other exercise by the Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Committee to reconsider and redetermine such action. The Employers shall indemnify and hold harmless each member of the Committee and each director, officer and employee of an Employer against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as a member of the Committee or any other act or omission to act relating to this Plan, except in the case of such person's fraud or willful misconduct.

                                 ARTICLE III.

                      DEFERRED COMPENSATION PROVISIONS

      Section 3.1  DEFERRAL ELECTION.  During the Election Period for each
Plan Year, an Eligible Employee may elect to have the payment of the following amounts of his or her compensation deferred for payment in the manner and at the time specified in Plan Section 3.4:

            (a) The portion of his or her elected pre-tax contributions to the Thrift Plan which cannot be made to the Thrift Plan because of (i) the maximum contribution limitation imposed under the Thrift Plan in order to comply with the requirement of section 402(g) of the Internal Revenue Code, (ii) a contribution limitation imposed under the Thrift Plan by the Thrift Plan Committee in order to comply with the nondiscriminatory contribution requirement of section 401(k) of the Internal Revenue Code, or (iii) the maximum compensation limitation imposed under the Thrift Plan in order to comply with the requirement of section 401(a)(17) of the Internal Revenue Code.

            (b) An amount up to 10% of the annual base salary otherwise payable by an Employer to such Participant for such Plan Year. The amount of annual base salary a Participant elects to defer pursuant to this
      Section 3.1(b) shall be deferred in equal pay period installments.

      All elections made pursuant to this Plan Section 3.1 shall be made in writing on a form prescribed by and filed with the Committee and shall be irrevocable.

      Section 3.2 PARTICIPANT ACCOUNTS. An Employer shall establish and maintain on its books a Deferral Account and a Matching Account for each Eligible Employee employed by such Employer. Each such Account shall be designated by the name of the Participant for whom established and shall be credited in accordance with the following provisions:

            (a) The amount of any compensation from an Employer for a Plan Year that is deferred for a Participant pursuant to Plan Section 3.1 shall be credited by such Employer to such Participant's Deferral Account as of the last day of the month in which such amount would otherwise have been paid to such Participant by such Employer.

            (b) The amount of any Employer matching contribution that would have been made by an Employer to the Thrift Plan for a Participant for a pay period if (i) the compensation such Participant elected to defer for such pay period pursuant to Plan Section 3.1(a) had been contributed to the Thrift Plan as a pre-tax contribution for such Participant for such pay period, and (ii) the provisions of the Thrift Plan were administered without regard to the limitations referred to in Plan Section 3.1(a), shall be credited to such Participant's Matching Account as of the day such Employer matching contribution would have been made to the Thrift Plan for such Participant under such circumstances.

      Section 3.3 ACCOUNT ADJUSTMENTS. On the last day of each month of each Plan Year, each Account shall be credited with an amount equal to the interest that would have been earned during that month on the amounts credited to such Account if such amounts were credited with interest for that month at a rate equal to 2% above the prime rate as published in The Wall Street Journal on the first business day of such month.

      Section 3.4 ACCOUNT PAYMENTS. Upon a Participant's termination of employment with an Employer or Affiliated Company for any reason other than death or transfer to employment with another Employer or Affiliated Company, the amount credited to each Account being maintained by an Employer for such Participant shall be paid by such Employer to such Participant (or, in the event of his or her subsequent death, to the beneficiary or beneficiaries designated by such Participant pursuant to Plan Section 3.5) in a single lump sum in cash within sixty days following such termination of employment and shall be charged against such Account; provided, however, that if such Participant is not fully vested in the amount credited to his or her employer matching contribution account under the Thrift Plan at the time of such termination of employment, then the amount credited to such Participant's Matching Account shall be reduced at the time of such termination of employment to an amount equal to the amount then credited to said Matching Account multiplied by the vested percentage applicable to such Participant's employer matching contribution account under the Thrift Plan as of the date of such termination of employment. Upon a Participant's termination of employment with an Employer or Affiliated Company by reason of death, the amount credited to each Account being maintained by an Employer for such Participant shall be paid by such Employer to the beneficiary or beneficiaries designated by such Participant pursuant to Plan Section 3.5 in a single lump sum in cash within sixty days following such Participant's death and shall be charged against such Account.

      Section 3.5 DESIGNATION OF BENEFICIARIES. Any amount payable under this Plan after the death of a Participant shall be paid when otherwise due hereunder to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by and filed with the Committee and shall remain in effect until changed by such Participant by the filing of a new beneficiary designation form with the Committee. If a Participant fails to so designate a beneficiary, or in the event all of the designated beneficiaries are individuals who either predecease the Participant or survive the Participant but die prior to receiving the full amount payable under this Plan, any remaining amount payable under this Plan shall be paid to such Participant's estate when otherwise due hereunder.

      Section 3.7 HARDSHIP DISTRIBUTIONS. If a Participant who is fully vested in the amount credited to his or her employer matching contribution account under the Thrift Plan encounters an unanticipated severe financial emergency which is caused by an event or series of events beyond the control of such Participant and which has or will result in a severe financial hardship to such Participant if he or she does not receive an early distribution from an Account being maintained for such Participant under this Plan, the Committee in its absolute discretion may direct the Employer maintaining such Account to pay to such Participant in cash and charge against such Account such portion of the amount then credited to such Account (including, if appropriate, the entire balance thereof) as the Committee shall determine to be necessary to alleviate the severe financial hardship of such Participant. No distribution shall be made to a Participant pursuant to this Plan Section 3.7 unless such Participant requests such a distribution in writing and provides to the Committee such information and documentation with respect to his or her financial emergency and hardship as may be requested by the Committee.

      Section 3.8 MATCHING ACCOUNT FORFEITURE. Any provision of this Plan to the contrary notwithstanding, if the Committee in its absolute discretion determines that a Participant's employment with an Employer or Affiliated Company was terminated either (i) by discharge by such Employer or Affiliated Company for cause, or (ii) by such Participant's quitting to render services to, become employed by or otherwise directly or indirectly participate or engage in the financing or conduct of any business which competes with a business conducted by such Employer or Affiliated Company in an area where such business is then being conducted by such Employer or Affiliated Company, such Participant shall thereupon forfeit the entire amount credited to his or her Matching Account.

                                  ARTICLE IV.

                          AMENDMENT AND TERMINATION

      Section 4.1 AMENDMENT AND TERMINATION. The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and at any time to terminate this Plan or any Employer's participation hereunder. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce the amounts actually credited to a Participant's Accounts as of the date of such amendment or termination, or further defer the dates for the payment of such amounts, without the consent of the affected Participant.

                                  ARTICLE V.

                          MISCELLANEOUS PROVISIONS

      Section 5.1 NATURE OF PLAN AND RIGHTS. This Plan is unfunded and maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Employers. The Accounts established and maintained under this Plan by an Employer are for its accounting purposes only and shall not be deemed or construed to create a trust fund or security interest of any kind for or to grant a property interest of any kind to any Participant, designated beneficiary or estate. The amounts credited by an Employer to Accounts maintained under this Plan are and for all purposes shall continue to be a part of the general assets and liabilities of such Employer, and to the extent that a Participant, designated beneficiary or estate acquires a right to receive a payment from such Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of such Employer.

      Section 5.2 SPENDTHRIFT PROVISION. No Account balance or other right or interest under this Plan of a Participant, designated beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of such Participant, designated beneficiary or estate.

      Section 5.3 EMPLOYMENT NONCONTRACTUAL. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Participant's employment with an Employer, and such Employer may terminate the employment of such Participant as freely and with the same effect as if this Plan had not been established.

      Section 5.4 ADOPTION BY OTHER EMPLOYERS. This Plan may be adopted by any Employer participating in the Thrift Plan, such adoption to be effective as of the date specified by such Employer at the time of adoption.

      Section 5.5 CLAIMS PROCEDURE. If any person (hereinafter called the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Committee. Within sixty days following the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

      Section 5.6 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Oklahoma, except where superseded by federal law.

      IN WITNESS WHEREOF, this Plan has been executed on this 19th day of May, 1994.

                                       NOBLE AFFILIATES, INC.



                                       By: /S/  Robert Kelley
                                          ----------------------------------
                                           Title: Chairman, President &
                                                   Chief Executive Officer